UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2019

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	New York Stock Exchange
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

See discussion of the bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, are reporting that on August 1, 2019 Host LP entered into entered into an amendment and restatement (the “Restatement”) of its existing senior unsecured bank credit facility dated as of May 31, 2017 with Bank of America, N.A., as administrative agent and certain other agents and lenders (the “Existing Credit Agreement”), for the purpose of replacing and refinancing (1) its existing $1,000,000,000 revolving credit facility tranche that was scheduled to mature in May 2021 (excluding any available extension option) with a new revolving credit facility tranche in the committed amount of $1,500,000,000 (the “Revolver”), (2) its existing $500,000,000 term loan facility tranche that would have matured in May 2021 (excluding any available extension option) with a new term loan facility tranche in the same principal amount (the “Term A-1 Facility”) and (3) its existing $500,000,000 term loan facility tranche that would have matured in September 2020 with a new term loan facility tranche in the same principal amount (the “Term A-2 Facility,” and together with the Term A-1 Facility, the “New Term Facilities”). The Restatement provides, among other things, for:

•

an interest rate on all borrowings based on LIBOR or a base rate plus a margin that varies according to Host LP’s unsecured long-term debt rating, with such rate being (1) in the case of Revolver borrowings, either LIBOR plus a margin ranging from 77.5 to 145 basis points or a base rate ranging from zero to 45 basis points and (2) in the case of the New Term Facilities borrowings, either LIBOR plus a margin ranging from 85 to 165 basis points or a base rate ranging from zero to 65 basis points; based on Host LP’s current debt rating on the date of the Restatement, we are able to borrow on the Revolver at a rate of LIBOR plus 90 basis points and we pay an interest rate of LIBOR plus 100 basis points on borrowing under the New Term Facilities;

•

in the case of the Revolver, a facility fee payable on the total amount of the Revolver commitment (which fee remains unchanged from the Existing Credit Agreement) at a rate ranging from 12.5 to 30 basis points, with the actual rate determined according to Host LP’s unsecured long term debt rating and equal to 20 basis points based on Host LP’s current debt rating;

•

a maturity date of (1) in the case of the Revolver, January 11, 2024, which date may be extended by up to a year by the exercise of up to two 6-month extension options, each of which is subject to certain conditions including the payment of an extension fee, (2) in the case of the Term A-1 Facility, January 11, 2024, which date may be extended up to a year by the exercise of one 1-year extension option, which is subject to certain conditions including the payment of an extension fee and (3) in the case of the Term A-2 Facility, January 9, 2025, which date may not be extended;

•

a foreign currency subfacility for Canadian Dollars, Australian Dollars, Euros, British Pounds Sterling and, if available to the lenders, Mexican Pesos of up to the foreign currency equivalent of $500,000,000, subject to a lower amount in the case of Mexican Pesos borrowings;

•

an option for Host LP to add in the future $500,000,000 of commitments which may be used for additional revolving credit facility borrowings and/or term loans, subject to obtaining additional loan commitments (which we have not currently obtained) and the satisfaction of certain conditions specified in the Restatement;

•	a subfacility of up to $100,000,000 for swingline borrowings in currencies other than U.S. dollars and a subfacility of up to $100,000,000 for issuances of letters of credit;

•	no required scheduled amortization payments prior to the maturity date of the Revolver or New Term Facilities; and

•

financial covenants (including covenants concerning leverage, fixed charge coverage and unsecured interest coverage) that are the same as under the Existing Credit Agreement, including (i) that our fixed charge coverage ratio may not be less than 1.25:1.00, (ii) our leverage ratio may not exceed 7.25:1.00 and (iii) our unsecured interest coverage ratio may not be less than (x) 1.75:1.00 if our leverage ratio is less than 7.00:1.00 or (y) 1.50:1.00 if our leverage ratio is equal to or greater than 7.00:1.00.

Borrowings under the Restatement may be used for working capital, repayment of debt and other general corporate purposes, including for the consummation of acquisitions. As of August 1, 2019, Host LP had approximately CAD 74.2 million (for a total of approximately U.S. $56.2 million) outstanding under the Revolver, $500,000,000 outstanding under the Term A-1 Facility and $500,000,000 outstanding under the Term A-2 Facility.

Other Covenants and Events of Acceleration

The Restatement imposes restrictions on customary matters that were also restricted in the Existing Credit Agreement. As with the Existing Credit Agreement, certain covenants are less restrictive at any time that our leverage ratio is below 6.00:1.00. In particular, at any time that our leverage ratio is below 6.00:1.00, the covenants in respect of dividends and other restricted payments are not applicable, and acquisition and investment transactions are generally permitted without limitation so long as, after giving effect to any such transaction, we are in compliance with the financial covenants under the Restatement.

The Restatement also includes financial covenant tests applicable to the incurrence of debt that are generally consistent with the limitations applicable under the senior notes indentures for our investment grade senior notes.

The Restatement also includes usual and customary events of default for facilities of this nature, and provides that, upon occurrence and continuation of an event of default, payment of all amounts payable under the credit facilities may be accelerated, and the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the credit facilities will automatically become due and payable and the lenders’ commitments will automatically terminate.

The foregoing does not purport to be a complete description of the terms of the Restatement and such description is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Existing Relationships with the Lenders

Host LP has ongoing relationships with many of the lenders that are parties to the Restatement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. Host LP has also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes, as well as sales agents for issuances of equity securities of Host Inc. and as agents in connection with repurchases of equity securities of Host Inc. The Bank of New York Mellon also acts as trustee for our senior notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of August 1, 2019, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, and various other agents and lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

By: HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: August 6, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of August 1, 2019, among Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, and various other agents and lenders.